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                                                                 Exhibit (d)(12)
                                                                 ---------------

                     NON QUALIFIED STOCK OPTION AGREEMENT




To: (Name)

WHEREAS You were granted on, or about, __________ (the "Date of Grant"), certain options to purchase shares of ViryaNet Ltd. (the "Company") pursuant to the terms and conditions provided hereunder;
                       and

WHEREAS The Company has duly adopted the Company's 1998 Stock Option and Incentive Plan, as amended (the "Plan"), which is incorporated herein by reference.

NOW, THEREFORE, this Non Qualified Stock Option Agreement (the "Option Agreement") hereby details all the terms and conditions of the options so granted to you.

The Options granted to you are Options to purchase Ordinary Shares of the Company, NIS 0.1 par value per share (the "Shares"). Each Option may be exercised to purchase one Share. The Plan shall be effective as of April 1, 1998 until 31 March, 2005. An Option Agreement signed in the place provided at the end hereof should be delivered to the Secretary of the Company no later than fourteen days following delivery of this Option Agreement to you.

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

The decision to grant you the Options has been made as an integral part of the Company's policy to employ and retain persons who are valuable to the Company and to its subsidiaries, to encourage the sense of proprietorship as well as to create an active interest in the development and financial success of the Company and its subsidiaries.

The Options are Non Qualified Stock Options.

The Options are granted pursuant to the Plan and are in all respects governed by the Plan and subject to all terms and conditions as detailed in the Plan. A copy of the Plan is attached hereto as Appendix A. This Option Agreement highlights certain elements of the Plan but in the event there is any inconsistency between the provisions of this agreement and the Plan, the provisions of the Plan shall prevail. Should you require any further assistance please do not hesitate to contact Mr. Yohanan Engelhardt.
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The Number of Options
---------------------

          You are granted X,XXX Options to purchase up to X,XXX Shares.

The Exercise Price
------------------

          3.2 U.S. dollars per Share, which the Company determined to be the Fair Market Value of a Share as of the Date of Grant.


Term and Exercise of The Option
-------------------------------

          Subject to the provisions below, the Options shall be exercisable with respect to Shares, in whole at any time or in part from time to time for a period of seven (7) years from the Date of Grant. Subject to the provisions below, the Options shall vest and become exercisable as follows:

                       Number of                      Date First
                         Options                      Exercisable


                          XXX                       August 31, 1998
                                                    ---------------

                          XXX                       August 31, 1999
                                                    ---------------

                          XXX                       August 31, 2000
                                                    ---------------

                          XXX                       August 31, 2001
                                                    ---------------

       provided that you shall have remained in the employ of the Company or one or more of its subsidiaries for a period beginning with the Date of Grant and ending on the Date First Exercisable with respect to such Shares (subject to exceptions as provided in the Plan). In the event that employee's employment terminates prior to the Date First Exercisable, employee shall not receive a pro-rata number of Options for such employment.

         . You may exercise all or part of your Options by submitting a written notice to the Company, which will become effective upon its acceptance by the Secretary of the Company at its principal office.

         . The exercise notice must state the number of Shares to be purchased and include a check drawn in favor of the Company in an amount equal to the number of shares purchased multiplied by the exercise price per Share.
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          .   Except as provided below, Options may not be exercised after the termination of your employment and must in any event be exercised (if at all) within 7 years from the Date of Grant. For purposes of this Agreement, (a) a transfer of your employment from the Company to a subsidiary or vice versa, or from one subsidiary to another, without an intervening period, shall not be deemed a termination of employment, and (b) if you are granted in writing a leave of absence, you shall be deemed to have remained in the employ of the Company or a subsidiary during such leave of absence.

          . If your employment is involuntarily terminated other than for Cause (as determined by the Option Committee), all Options which are otherwise exercisable may be exercised for 90 days after such termination. If your employment terminates by reason of death or Disability, all Options which are otherwise exercisable may be exercised for one year after such termination.


Tax Consequences
----------------

          You will be liable for any tax consequences arising from the grant of the Options or exercise thereof, or from the transfer, sale etc. of such Options or Shares granted upon their exercise, as detailed in the Plan.

          The description herein or in the Plan does not purport to be a complete or comprehensive analysis of the tax implications or consequences of the Options grant hereunder and you are advised to seek independent advice thereon.

          You agree to notify the Secretary of the Company in the event the shares acquired by you upon exercise of the Options are sold or otherwise disposed of within one year from the date of exercise. If and to the extent that U.K. income tax withholding may be required by the Company or a subsidiary in respect of tax on income realized by you upon or after exercise of the Options, or upon disposition of the Shares acquired thereby, the Company or its subsidiary may withhold such required amounts from your future paychecks or may require that you deliver to the Company or its subsidiary the amounts to be withheld.

Continuance of Employment
-------------------------

          The Plan and this Option Agreement shall neither confer upon you the right nor impose any obligation on the Company or a subsidiary thereof, to continue your employment or restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.
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Non-Transferability
-------------------

          The Options shall not be transferable by you otherwise than by will or by the laws of descent and distribution. During your lifetime the Options shall be exercisable only by you.

          This Option Agreement shall be effective as of ____________ and shall be binding upon the heirs, executors and administrators of the parties hereof.


Purchase of Investment
----------------------

          The Employee hereby expressly agrees with the Company as follows:

               The employee may be required by the Company, at the Company's discretion, to give a representation in writing upon exercising the Options, that he or she is acquiring the Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

               The employee shall not dispose of any Options or Shares in transactions which, in the opinion of counsel to the Company, violate the U.S. Securities Act of 1933, as amended (the "1933 Act"), or the rules and regulations thereunder, or any applicable state securities or "blue sky" laws, including the securities laws of the State of Israel.

               In any Options shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any Options or Shares shall be made by the employee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act.

               The employee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Options or Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it may deem appropriate.
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Confidentiality
---------------

        The employee undertakes to keep in strict confidence and not to disclosure any of the terms and conditions of this Option Agreement to any other employee of the Company or of any subsidiary of the Company or to any other third party whatsoever, except for disclosures required by law and then only to the extent so required.

        The employee acknowledges and agrees that the confidentiality undertaking is a principal obligation of this Option Agreement.



       Very truly yours,
       SAMUEL HACOHEN
       CEO


       _____________




I, the undersigned (NAME) hereby declare that I have read this Option Agreement and the Plan and agree to be bound by their provisions.




                                                       _____________
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                                   Appendix